Exhibit 21



                         Subsidiaries of the Registrant



         Listed below are the major subsidiaries of the Company, including equity investees, each of which is in the consolidated financial statements of the Company and its Subsidiaries, and the percentage of ownership by the Company (or if indented, by the subsidiary under which it is listed). Subsidiaries omitted from the list would not, if aggregated, constitute a significant subsidiary:

                                                               Jurisdiction of                Securities
Name of Subsidiary                                              Incorporation                  Ownership
------------------                                              -------------                  ---------

Charleston Television, Inc.                                   South Carolina                       100%
Denver Newspapers, Inc.                                       Delaware                              40%
Garden State Paper Company, Inc.                              Virginia                             100%
Jacksonville Television, Inc.                                 Florida                              100%
Media General Cable of Fairfax County, Inc.                   Virginia                             100%
Piedmont Publishing Company, Inc.                             North Carolina                       100%
Register Publishing Company, Inc.                             Virginia                             100%
Richmond Newspapers, Inc.                                     Virginia                             100%
Tampa Television, Inc.                                        Florida                              100%
The Tribune Company                                           Florida                              100%
Virginia Newspapers, Inc.                                     Virginia                             100%
Virginia Paper Manufacturing Corp.                            Virginia                             100%
     Southeast Paper Manufacturing Co.
          (Partnership)                                       Georgia                            33.33%